UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 01, 2023
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First Busey Corporation
(Exact name of Registrant as specified in its charter)
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Nevada	0-15950	37-1078406
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave. Champaign, Illinois 61820
(Address of Principal Executive Offices)

(217) 365-4544
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective March 1, 2023, Lynette M. Strode was appointed Senior Accounting Director and Corporate Reporting Manager. Prior to this appointment, she served as First Busey Corporation’s (the “Company”) Principal Accounting Officer since March 31, 2020.
Effective March 1, 2023, Scott A. Phillips was appointed the Company’s Principal Accounting Officer. In addition to his new role, Mr. Phillips will continue to serve as Senior Vice President, Corporate Controller of the Company.
Mr. Phillips will continue to receive a compensation package that is consistent with packages received by the Company’s other Senior Vice Presidents. He will receive an annual base salary, an annual incentive bonus opportunity, and will be eligible to participate in the equity incentive plans maintained by the Company.
Mr. Phillips, age 44, joined First Busey in 2019 and has served as the Corporate Controller since joining the Company. Prior to joining First Busey, Mr. Phillips served as the Chief Accounting Officer at FCB Financial Holdings, Inc.
Mr. Phillips does not have a direct or material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is also no arrangement or understanding between Mr. Phillips and any other person pursuant to which Mr. Phillips was selected for his newly-appointed position, nor is Mr. Phillips related to any member of the Board of Directors or executive officers of the Company.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Busey Corporation

Date:	March 1, 2023	By:	/s/ Jeffrey D. Jones
Jeffrey D. Jones
Chief Financial Officer